Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No 333-101297) of DOV Pharmaceutical, Inc. of our report dated March 8, 2004, except for the second paragraph of Note 9 for which the date is March 15, 2004, relating to the financial statements of DOV Pharmaceutical, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 15, 2004